EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 3, 2006, relating to the consolidated financial statements and financial statement schedules of The Midland Company, and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of The Midland Company for the year ended December 31, 2005.

/s/DELOITTE & TOUCHE LLP

Cincinnati, Ohio
April 27, 2006